Exhibit 99.1
Contacts:
Mark Brown
DealerTrack
(516) 734-3887
mark.brown@dealertrack.com
Stephanie Lowenthal
RF|Binder Partners
(212) 994-7619
stephanie.lowenthal@rfbinder.com
DEALERTRACK ACQUIRES AAX INVENTORY MANAGEMENT SUITE
CREATING THE INDUSTRY’S MOST COMPLETE INVENTORY
SOLUTION
Lake Success, NY, January 23, 2009 — DealerTrack Holdings (Nasdaq: TRAK), a leading provider of on-demand software and data solutions for the U.S. automotive retail industry, today announced that it has acquired the AAX® suite of inventory management solutions and other assets from JM Dealer Services, Inc. The AAX inventory management suite will be marketed in conjunction with the current DealerTrack inventory management solution, InventoryPro™. DealerTrack will now offer the industry’s most complete set of inventory management solutions.
Launched in 2002, AAX is the industry’s leading solution with a wide variety of users, including the nation’s top six dealer groups. AAX has delivered strong used vehicle profit growth for their dealership customers coupling insightful analysis of transaction data with the industry’s most successful in-store inventory management consulting services.
“Building upon our current assets, including InventoryPro and data and analytic services provided by Chrome® and ALG®, the acquisition of AAX now positions DealerTrack as the industry’s most complete and best-in-class inventory management solution provider,” said Mark O’Neil, chairman and chief executive officer of DealerTrack. “We see inventory management as one of the fastest growing and most important segments within the dealership technology market and we believe we are well positioned to lead this growth. Additionally, we look forward to broadening our relationship with JM Family Enterprises, Inc. (parent company of JM Dealer Services) beyond inventory management.”
“We are very proud of how our associates have developed the AAX suite of inventory management solutions into the recognized leader in the marketplace,” said Colin Brown, president and chief executive officer of JM Family Enterprises. “DealerTrack is a great fit and we look forward to working with them as a technology partner.”

Separately, DealerTrack has further enhanced InventoryPro with the inclusion of additional transaction data and expanded analytic capabilities provided by ALG and the ability to update internet pricing. With these additions, InventoryPro has become an even stronger fully featured solution offered at an attractive price.
PriceDriver® will be introduced at NADA as a stand-alone product which allows dealers to see current market pricing for vehicles in a clear and detailed format. Moving forward, DealerTrack will be offering three unique inventory management solutions for a dealer to choose from: AAX, InventoryPro and PriceDriver.
O’Neil stated, “We are really excited about the position this acquisition gives us in inventory management. With the AAX team’s strong industry knowledge and DealerTrack’s best-in-class technology capability we look forward to growing both platforms to help our dealers succeed no matter what their business demands.”
DealerTrack will provide additional details on the transaction on its upcoming fourth quarter and full year 2008 financial results conference call on February 19, 2009.
About DealerTrack (www.dealertrack.com)
  DealerTrack Holdings, Inc. (Nasdaq: TRAK) is a leading provider of on-demand software and data solutions for the U.S. automotive retail industry. Our solutions enable dealers to receive consumer leads, submit credit applications, compare financing and leasing options, sell insurance, vehicle accessories and other aftermarket products, document compliance, and execute financing contracts electronically. In addition, the DealerTrack DMS (dealer management system) is used by dealerships nationwide. Over 20,000 dealers, 700 financing sources, and many other service and information providers are active in the DealerTrack network. For more information, visit www.dealertrack.com.
Safe Harbor for Forward-Looking and Cautionary Statements
Statements in this press release regarding the benefits of this acquisition, AAX and DealerTrack’s inventory management solutions, the growth of the inventory management segment, the added functionality of InventoryPro, the number and quality of the inventory management solutions to be offered by DealerTrack, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.
Factors that might cause such a difference include: the adoption by dealers of DealerTrack’s inventory management solutions, the ability to retain AAX’s customer base, the ability to integrate the acquired businesses and technologies, the performance by DealerTrack’s third party partners, and other risks listed in our reports filed with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2007. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
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